Exhibit 10.3

PROMISSORY NOTE

For value received, the undersigned, Next Generation Energy Corp., a Nevada Corporation, with an address of 7644 Dynatech Court, Springfield, Virginia 22153, promises to pay to the order of Knox County Minerals, LLC, a Delaware Limited Liability Company, with an address of 600 Cameron Street, Alexandria, Virginia 22314, the sum of SIX HUNDRED THOUSAND DOLLARS AND 00/100 ($600,000.00), on or before sixty (60) months from and after the date hereof with interest at SIX (6%) PERCENT per annum.
The undersigned further agrees to pay reasonable attorney fees if for any reason legal action is necessary for enforcement of this note.
Payment of the within promissory note is secured by a mortgage upon certain oil and gas mineral interests located in Knox County, Kentucky executed of even date.
Dated:  this 16 day of April, 2010.

NEXT GENERATION ENERGY CORP.

BY:

ITS: